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                                                       AMERICAN SKANDIA TRUST
                                                       SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  and Prudential  Investments LLC (the  "Investment
Manager") and Deutsche Asset Management, Inc. (the "Sub-Adviser").

                                                        W I T N E S S E T H
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WHEREAS,  American Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the Investment Manager and the Sub-Adviser each is an investment  adviser registered under the Investment  Advisers Act of
1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the "Trustees") have engaged the Investment  Manager to act as investment  manager for the AST DeAM Small-Cap  Growth  Portfolio (the  "Portfolio"),  one series of the Trust,  under the terms of a management  agreement, dated May 1, 2003 with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the Trustees have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will  formulate  and implement a continuous  investment  program for the Portfolio
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conforming to the investment  objective,  investment  policies and  restrictions of the Portfolio as set forth in the Prospectus and
Statement of Additional  Information  of the Trust as in effect from time to time  (together,  the  "Registration  Statement"),  the
Agreement and Declaration of Trust and By-laws of the Trust,  and any investment  guidelines or other  instructions  received by the
Sub-Adviser  in writing from the  Investment  Manager from time to time.  Any  amendments  to the  foregoing  documents  will not be deemed effective with respect to the Sub-Adviser until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser  will be available to consult with the Investment  Manager,  the Trust and Trustees at reasonable  times and upon reasonable  notice  concerning  the business of the Trust,  including  valuations of securities  which are not registered for public sale, not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the Trustees,  the Sub-Adviser in its discretion  will determine  which issuers and securities  will be purchased,  held, sold or exchanged by the Portfolio or otherwise  represented in the Portfolio's  investment  portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be executed.  Custody of the Portfolio  will be maintained by a custodian  bank
(the  "Custodian")  and the  Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the
Sub-Adviser  designated by the Sub-Adviser to settle  transactions in respect of the Portfolio.  No assets may be withdrawn from the
Portfolio  other  than for  settlement  of  transactions  on  behalf of the  Portfolio  except  upon the  written  authorization  of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Adviser  will not be responsible  for the provision of  administrative,  bookkeeping or accounting  services to the
Portfolio  except as  specifically  provided  herein,  as required by the ICA or the  Advisers  Act or as may be  necessary  for the
Sub-Adviser to supply to the Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the  information  required to be provided by the  Sub-Adviser  hereunder.  Any records  maintained  hereunder  shall be the property of the Portfolio and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the
Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii)  Subchapters L and M
(including,  respectively,  Section 817(h) and Sections  851(b)(1),  (2) and (3)) of the Internal  Revenue Code and the  regulations promulgated  thereunder;  (iii) other applicable provisions of state or federal law; (iv) the Agreement and Declaration of Trust and
By-laws of the Trust;  (v) policies and  determinations  of the Trust and the  Investment  Manager  provided to the  Sub-Adviser  in writing; (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Portfolio,  as set out in the  Registration  Statement in effect,  or as such  investment  policies and  restrictions  from time to time may be amended by the
Portfolio's  shareholders or the Trustees and  communicated to the Sub-Adviser in writing;  (vii) the  Registration  Statement;  and
(viii)  investment  guidelines  or  other  instructions  received  in  writing  from the  Investment  Manager.  Notwithstanding  the foregoing,  the  Sub-Adviser  shall  have no  responsibility  to monitor  compliance  with  limitations  or  restrictions  for which information from the Investment  Manager or its authorized  agents is required to enable the Sub-Adviser to monitor  compliance with such  limitations  or  restrictions  unless such  information  is provided to the  Sub-adviser  in writing.  The  Sub-Adviser  shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the
Portfolio.

         Nothing in this Agreement  shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide investment  advice and other  services to the Portfolio or to series or portfolios of the Trust for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from  providing such services  itself in relation to the Portfolio or such other series or portfolios.  The Sub-Advisor  and the Investment  Manager  understand and agree that if the Investment  Manager manages the Portfolio in a  "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually  evaluate the performance of the Sub-Advisor  through  quantitative and qualitative  analysis and  consultations  with the  Sub-Advisor,  (ii)
periodically make  recommendations to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed, modified or terminated,  and (iii)  periodically  report to the Trust's Board regarding the results of its evaluation and monitoring functions.  The Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the
ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult  with any other  Sub-Advisor  to the
Portfolio or the Trust with respect to  transactions  in  securities  for the  Portfolio's  portfolio or any other  transactions  of
Portfolio  assets.  The  Sub-Advisor  further  acknowledges  that it shall not consult with any other  sub-advisor  of the Portfolio that is a principal  underwriter or an affiliated  person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other transactions of Portfolio assets, and that its investment  advisory  responsibilities as set forth in this Agreement are limited to such discrete portion of the Portfolio's portfolio as determined by the Investment Manager.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and  filing  of  Schedule  13G and Form 13F  reflecting  the
Portfolio's  securities  holdings.  The  Sub-Adviser  shall not be  responsible  for the  preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at its expense,  will furnish all  necessary  investment  facilities,
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including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment and  reinvestment of the assets of the Portfolio,
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the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy  regarding  brokerage as set forth in the Registration  Statement,  or as the Trustees may determine from time to time,  as well as the  negotiation  of  brokerage  commission  rates  with such  executing  broker-dealers.  Generally,  the
Sub-Adviser's  primary  consideration in placing  Portfolio  investment  transactions with  broker-dealers  for execution will be to obtain, and maintain the availability of, best execution at the best available price.

         Consistent with this policy,  the Sub-Adviser,  in selecting  broker-dealers  and negotiating  brokerage  commission rates, will take all  relevant  factors into  consideration,  including,  but not limited to: the best price  available;  the  reliability, integrity and financial  condition of the  broker-dealer;  the size of and  difficulty in executing the order;  and the value of the expected  contribution of the broker-dealer to the investment  performance of the Portfolio on a continuing  basis.  Subject to such policies and procedures as the Trustees may determine,  the Sub-Adviser shall have discretion to effect investment  transactions for the Portfolio through  broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services  are defined in section  28(e) of the  Securities  Exchange  Act of 1934,  as amended  (the "1934  Act"),  and to cause the
Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker-dealer  would have charged for effecting that  transaction,  if the Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research  services  provided by such broker-dealer,  viewed in terms of either that particular investment transaction or the Sub-Adviser's overall  responsibilities with respect to the  Portfolio and other  accounts as to which the  Sub-Adviser  exercises  investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders placed by the  Sub-Adviser  on behalf of the Portfolio to such broker-dealers  shall be in such amounts and  proportions as the  Sub-Adviser  shall  determine in good faith in conformity with its responsibilities  under  applicable  laws,  rules and  regulations.  The Sub-Adviser  will submit reports on such allocations to the
Investment  Manager  regularly as  requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject  to the  foregoing  provisions  of this  paragraph  3, the  Sub-Adviser  may also  consider  sales of shares of the
Portfolio,  or may consider or follow  recommendations  of the Investment  Manager that take such sales into account,  as factors in the  selection of  broker-dealers  to effect the  Portfolio's  investment  transactions.  Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a  broker-dealer  which provides  research  services or to use a particular  broker-dealer  which the
Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual reports,
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as may reasonably be requested by the Investment Manager concerning the transactions,  performance,  and compliance of the Portfolio so that the Investment  Manager may review such matters and discuss the management of the Portfolio.  The  Sub-Adviser  shall permit the books and records  maintained with respect to the Portfolio to be inspected and audited by the Trust, the Investment  Manager or their  respective  agents at all reasonable  times during normal  business  hours upon  reasonable  notice.  The  Sub-Adviser  shall immediately  notify both the Investment  Manager and the Trust of any legal process served upon it in connection with its activities hereunder,  including  any legal  process  served upon it on behalf of the  Investment  Manager,  the  Portfolio  or the Trust.  The
Sub-Adviser  shall promptly  notify the Investment  Manager of (1) any changes in any  information  regarding the Sub-Adviser or the investment program for the Portfolio  required to be disclosed in the Trust's  Registration  Statement,  or (2) any violation of any requirement, provision, policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an annual rate. The
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fee shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio  shall be valued as set forth in the  Registration  Statement.  If this  Agreement  is  terminated,  the payment  described  herein  shall be prorated to the date of termination.

         The Investment  Manager and the Sub-Adviser  shall not be considered as partners or  participants  in a joint venture.  The
Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be obligated to pay any  expenses of the  Investment  Manager,  the  Portfolio or the Trust.  Except as  otherwise  specifically  provided  herein,  the
Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The Investment  Manager has furnished the  Sub-Adviser  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Adviser as portfolio manager of the Portfolio and approving the form of this Agreement;

         (d)      The  resolutions  of the Trustees  selecting the  Investment  Manager as  investment  manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements  to the  foregoing,  if any. Such  amendments or  supplements  as to items (a)
through (f) above will be provided  within 30 days of the time such  materials  become  available to the  Investment  Manager.  Such amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements  become known to the Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed  effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment  Manager with true, correct
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and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate lists of persons who the Sub-Adviser  wishes to have authorized to give written and/or oral  instructions to Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements to the  foregoing,  if any. Such  amendments or  supplements  will be provided within 30 days of the time such  materials  become  available to the  Sub-Adviser.  Any  amendments or  supplements to the foregoing will not be deemed  effective  with  respect  to the  Investment  Manager  until  the  Investment  Manager's  receipt  thereof.  The
Sub-Adviser  will  provide  additional  information  as the  Investment  Manager  may  reasonably  request  in  connection  with the
Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto understand that any information or recommendation  supplied by the Sub-Adviser
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in  connection  with the  performance  of its  obligations  hereunder  is to be  regarded  as  confidential  and for use only by the
Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection with the Portfolio.  The parties also understand that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder, particularly,  but not limited to, any list of securities  which may not be bought or sold for the  Portfolio,  is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its reasonable best efforts to maintain each such  registration or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason,  or if it is notified by any regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the Investment  Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the  transactions contemplated  hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless disregard for its obligations
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hereunder,  the Sub-Adviser shall not be liable to the Trust, the Portfolio,  the Portfolio's shareholders or the Investment Manager for any act or omission resulting in any loss suffered by the Trust, the Portfolio,  the Portfolio's  shareholders or the Investment
Manager  in  connection  with  any  service  to  be  provided  herein.  The  Federal  laws  impose  responsibilities  under  certain circumstances  on persons who act in good faith,  and  therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment Manager may have under applicable law.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees that the  Sub-Adviser  and any of its partners or
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employees,  and persons  affiliated with the Sub-Adviser or with any such partner or employee,  may render investment  management or advisory  services to other  investors  and  institutions,  and that such  investors  and  institutions  may own,  purchase or sell, securities  or other  interests  in property  that are the same as,  similar to, or  different  from those  which are  selected  for purchase,  holding or sale for the Portfolio.  The Investment  Manager further  acknowledges  that the  Sub-Adviser  shall be in all respects  free to take action with  respect to  investments  in  securities  or other  interests  in property  that are the same as, similar to, or different from those selected for purchase,  holding or sale for the Portfolio.  The Investment  Manager  understands that the  Sub-Adviser  shall not favor or  disfavor  any of the  Sub-Adviser's  clients  or class of clients  in the  allocation  of investment  opportunities,  so that to the extent practical,  such opportunities  will be allocated among the Sub-Adviser's  clients over a period of time on a fair and equitable  basis.  Nothing in this Agreement  shall impose upon the  Sub-Adviser  any obligation
(i) to purchase or sell, or recommend for purchase or sale,  for the Portfolio  any security  which the  Sub-Adviser,  its partners, affiliates or employees may purchase or sell for the  Sub-Adviser or such  partner's,  affiliate's or employee's own accounts or for the account of any other  client of the  Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain  from the purchase or sale of any security for the Sub-Adviser's  other clients,  advisory or otherwise,  which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and
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is  renewable  annually  thereafter  by  specific  approval  of the  Trustees  or by vote of a majority  of the  outstanding  voting securities of the  Portfolio.  Any such renewal  shall be approved by the vote of a majority of the Trustees who are not  interested persons  under the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such  renewal.  This  Agreement  may be terminated  without  penalty  at any time by the  Investment  Manager  or the  Sub-Adviser  upon 60 days  written  notice,  and will automatically  terminate  in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the
ICA,  subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order, or (ii)
upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel
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of the Sub-Adviser with  responsibility  for making investment  decisions in relation to the Portfolio (the "Portfolio  Manager(s)")
or who  have  been  authorized  to give  instructions  to the  Custodian.  The  Sub-Adviser  shall  be  responsible  for  reasonable out-of-pocket costs and expenses incurred by the Investment  Manager,  the Portfolio or the Trust to amend or supplement the Trust's
Prospectus to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities Act of 1933, as amended
(the "1933 Act") or any other applicable statute, law, rule or regulation,  as a result of such change; provided,  however, that the
Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s)  with the  Sub-Adviser and its affiliates or is the result of a request by the Investment
Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or contemplated by this Agreement shall be in writing.  All such communications  shall be addressed  to the  recipient  at the address set forth  below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Deutsche Asset Management, Inc.
                           280 Park Avenue
                           Mail Stop NYC030610
                           New York, New York  10017
                           Attention: Brian Bader

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any  affiliated  person
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within the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the  Investment  Manager and each  person,  if any who, within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person")  the  Investment  Manager,  against any and all losses,  claims,  damages,  liabilities  or litigation  (including  reasonable  legal and other  expenses),  to which the Investment
Manager or such affiliated  person or controlling  person of the Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the  Sub-Adviser's responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the
Sub-Adviser,  any of the  Sub-Adviser's  employees or  representatives  or any  affiliate  of or any person  acting on behalf of the
Sub-Adviser,  or (2) as a result  of any  untrue  statement  or  alleged  untrue  statement  of a  material  fact  contained  in the
Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the
Investment  Manager,  the Portfolio,  the Trust or any affiliated  person of the Investment  Manager,  the Portfolio or the Trust or
upon verbal  information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the
Sub-Adviser  to execute,  or cause to be executed,  portfolio  investment  transactions  according to the  requirements  of the ICA;
provided,  however,  that in no case is the Sub-Adviser's  indemnity in favor of the Investment  Manager or any affiliated person or
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controlling  person of the  Investment  Manager  deemed to protect such person  against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser and each controlling  person of the  Sub-Adviser,  if any, against any and all losses,  claims,  damages,  liabilities or litigation
(including  reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated  person or controlling  person of the
Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the Investment  Manager's  responsibilities  as investment  manager of the Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross  negligence by the  Investment  Manager,  any of the
Investment  Manager's  employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or
(2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the  Registration  Statement, including any amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the Sub-Adviser,  or any affiliated  person of the Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no case
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is the  Investment  Manager's  indemnity  in  favor of the  Sub-Adviser  or any  affiliated  person  or  controlling  person  of the
Sub-Adviser  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this
Section 14 will extend to expenses and costs  (including  reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the  Investment  Manager  alleging the  Sub-Adviser's  failure to perform its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict  of Laws.  The  provisions  of this  Agreement  shall be  subject  to all  applicable  statutes,  laws,  rules and
         -----------------
regulations,  including,  without  limitation,  the  applicable  provisions  of  the  ICA  and  rules  and  regulations  promulgated thereunder.  To the extent that any provision  contained herein  conflicts with any such applicable  provision of law or regulation, the latter shall control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent with the provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision, statute,  rule or otherwise,  the remainder of this  Agreement  shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions of this  Agreement  may be changed,  waived,  discharged  or terminated  only by an
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instrument in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or  termination is sought.
This Agreement  (including  Exhibit A hereto) may be amended at any time by written  mutual  consent of the parties,  subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws
         --------------------
of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held
         ------------
to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such  illegality or invalidity  will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

-----------------------------------
___________________________________                                           Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                       American Skandia Trust
                                                AST DeAM Small-Cap Growth Portfolio
                                                       Sub-advisory Agreement

                                                             EXHIBIT A
                                                             ---------

An annual rate equal to the  following  percentages  of the combined  average  daily net assets of the  Portfolio  and the series of
American  Skandia  Advisor  Funds,  Inc. that is managed by the  Sub-advisor  and identified by the  Sub-advisor  and the Investment
Manager as being  similar to the  Portfolio : .35% of the  portion of the  combined  average  daily net assets not in excess of $100 million;  plus .30% of the portion over $100 million but not in excess of $300  million;  plus .25% of the portion over $300 million but not in excess of $500 million; plus .20% of the portion in excess of $500 million.